EXHIBIT 10.3

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of December 13, 2013, is between Bovie Medical Corporation, Inc., a Delaware corporation (the “Company”), and the person executing this agreement as “Stockholder” on the signature page below (the “Stockholder”).

A. The Company intends to enter into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the purchase of shares of convertible preferred stock of the Company and warrants (the “Transaction”) by certain funds and accounts managed by Great Point Partners, LLC (“GPP”), upon the terms to be set forth in the Purchase Agreement;

B. Pursuant to Section 4.13 of the Purchase Agreement, GPP has certain rights to nominate directors to the Board of Directors of the Company (the “Board”);

C. Stockholder is the beneficial or record owner of the number of shares of common stock of the Company set forth opposite the Stockholder’s name on Schedule A (together with any shares of common stock and any other voting securities of the Company that the Stockholder acquires beneficial ownership of after the date of this Agreement, the “Owned Shares”);

D. The Stockholder is in favor of the Transaction; and

E. As an inducement to the Company to enter into the Purchase Agreement and consummate the transactions contemplated thereby, which will inure to the benefit of the Company and, thereby, the Stockholder, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

The parties agree as follows:

1. Representations of Stockholder. Stockholder represents and warrants to the Company that:

(a) Stockholder owns beneficially all of the Owned Shares free and clear of all liens and other encumbrances. Except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Owned Shares and there are no voting trusts or voting agreements with respect to the Owned Shares.

(b) Stockholder does not beneficially own any shares of common stock of the Company other than (i) the Owned Shares and (ii) any options, warrants or other rights to acquire any additional shares of common stock of the Company or any security exercisable for or convertible into shares of common stock of the Company, set forth on the signature page of this Agreement (collectively, “Options”).

(c) Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder.

2. Agreement to Vote. So long as this Agreement is in effect, the Stockholder shall, (A) at any meeting of the stockholders of the Company called for the purpose of electing directors, (i) appear, either in person or by proxy, to cause Stockholder’s Owned Shares to be counted as present for purposes of calculating a quorum, and (ii) vote, either in person or by proxy, all of Stockholder’s Owned Shares in favor of electing GPP’s nominees to the Board (to the extent GPP is entitled to nominate such directors pursuant to Section 4.13 of the Purchase Agreement) and to otherwise give effect to the provisions of Section 4.13 of the Purchase Agreement, and (B) with respect to any consent of the stockholders of the Company relating to the appointment of directors, consent to the appointment of GPP’s nominees to the Board (to the extent GPP is entitled to nominate such directors pursuant to Section 4.13 of the Purchase Agreement) and to otherwise give effect to the provisions of Section 4.13 of the Purchase Agreement.

3. No Voting Trusts or Other Arrangement. Stockholder shall not deposit any of the Owned Shares in a voting trust, grant any proxies with respect to the Owned Shares (other than as provided for in Section 2(A)(i) above) or subject any of the Owned Shares to any arrangement with respect to the voting of the Owned Shares other than agreements entered into with the Company.

4. Transfer and Encumbrance. Stockholder shall not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Owned Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Owned Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of the Owned Shares or any interest therein in violation of this Section 4 shall be null and void. This Section 4 shall not prohibit a Transfer of the Owned Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.

5. Additional Shares. Stockholder agrees that all shares of common stock of the Company that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, but excluding shares of common stock of the Company underlying unexercised Options) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Owned Shares for all purposes of this Agreement.

6. Stockholder Acknowledgment; Specific Performance. The Stockholder acknowledges that the Company is negotiating the terms and conditions of the Purchase Agreement and the transactions contemplated therein in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder acknowledges and agrees that the Company will suffer irreparable harm from a breach by the Stockholder of its covenants or agreements contained in this Agreement. In the event of an alleged or threatened breach by the Stockholder of any of the provisions of this Agreement, the Company shall, in addition to all other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions hereof.

7. Termination. The obligations of the Stockholder under this Agreement shall continue until the earlier to occur of (a) the first meeting of stockholders following the date hereof at which directors are elected, and (b) a sale of the Company.

8. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts and delivered by facsimile or other similar electronic means, each of which shall constitute an original and which together shall be considered one and the same agreement.

9. Assignment. Neither party shall assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, executors, administrators and permitted assigns. Any assignment of this Agreement in contravention of this Section 9 shall be void.

10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

11. No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer and no such actions or omissions shall be a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company.

The parties are signing this Agreement as of the date first written above.

BOVIE MEDICAL CORPORATION

By:
Name:
Title:

STOCKHOLDER:

Printed Name:

Schedule A

Number of Owned Shares:

_____________ shares of common stock.

Description of any options or other rights to purchase voting securities of the Company: